Exhibit 10.24

NON-QUALIFIED OPTION AGREEMENT

This NON-QUALIFIED OPTION AGREEMENT (this "Agreement"), dated as of the _____ day of __________, ____ (the "Effective Date"), is entered into between Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Trust"), and ___________________________ (the "Optionee") pursuant to the Ramco-Gershenson Properties Trust 2009 Omnibus Long-Term Incentive Plan, as amended from time to time (the "Plan") and in connection with that certain Employment Letter, dated ______________, between the Trust and Optionee (the "Employment Letter").  Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Plan.

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.             Grant of Options.

Subject to the provisions of this Agreement and to the provisions of the Plan, the Trust hereby grants to the Optionee a Non-Qualified Option (the "Option") to purchase all or any part of ____________ common shares of beneficial interest, par value $0.01 per share, of the Trust (each, a "Share") at a price per share equal to $_______.

2.             Exercisability of Options.

The Option shall vest and shall be exercisable in ________________ installments beginning on the ________ anniversary of the Effective Date, subject to the prior expiration or sooner termination of the Option, provided that the Option may not be exercised at any one time as to fewer than _____ Shares (or such number of Shares as to which the Option is then exercisable if such number of Shares is less than ______).  The Option shall expire and shall not be exercisable on or after the ______ anniversary of the Effective Date.  Notwithstanding any other provision in this Agreement or the Employment Letter, in no event may the Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 of the Plan which results in termination of the Option.

3.             Method of Exercise of the Options.

(a)   That portion of the Option as to which the Optionee is vested shall be exercisable in whole or in part (subject to Section 2 above), by delivery to the Trust of a written notice of exercise on any business day, at the Trust’s principal office, stating the number of shares to be purchased pursuant to this Agreement.  This notice shall be accompanied by payment for the full Option Price with respect thereto.  Subject to Section 18.3 of the Plan, this notice shall also be accompanied by the amount (if any) of federal and/or other taxes which the Trust or an Affiliate may, in its judgment, be required to withhold with respect to such Award.  Fractional share interests shall be disregarded except that they may be accumulated.

(b)   The Option Price shall be paid (i) in cash or by certified check or bank draft payable to the order of the Trust or other instrument acceptable to the Committee, (ii) by the tender to the Trust of Shares of the Trust which are not then subject to restrictions under any plan of the Trust or other agreement by which the Optionee is bound and which have been held by the Optionee for a period of at least six (6) months at the time of tender and which have an aggregate Fair Market Value (as determined by the Committee) equal to the aggregate Option Price or (iii) by a combination of the foregoing.  In addition, the Optionee may provide instructions to the Trust that upon receipt of the Option Price in cash, certified check or wire transfer of immediately available funds, from a broker or dealer acting at the direction of the Optionee, in payment for any Shares pursuant to the exercise of the Option, the Trust shall issue such Shares directly to the designated broker or dealer.

4.             Termination of Service.

Upon a termination of the Optionee's employment with the Trust or any Affiliate thereof, including if the Optionee's employer ceases to be an Affiliate of the Trust ("Termination of Service"), Section 5 and Section 6 of the Employment Letter shall control the issue of whether the Option shall thereafter be exercisable and to what extent.  In the event that Termination of Service of the Optionee is due to the Optionee’s death or Disability (as defined in the Employment Letter), the Option shall remain exercisable for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of Termination of Service, or until the expiration of the stated term of the Option, if earlier, at which time all rights of the Optionee or the Optionee's legal representative or legatee in such Option shall terminate.  In the event that the Termination of Service of the Optionee is for a reason other than death or Disability, then to the extent that the Option is exercisable the Option may thereafter be exercised for six (6) months (or such other period as the Committee shall specify at any time) from the date of Termination of Service or until the expiration of the stated term of the Option, if earlier, at which time all of the Optionee's rights in such Option shall terminate.

5.             Nontransferability of Options.

Except as set forth in the Plan, (i) during the lifetime of the Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option, and (ii) no Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution.

6.             Effect of Certain Changes.

(a)   In the event of a change in the Shares of the Trust as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares within the meaning of this Agreement and the Plan.

(b)   To the extent that the foregoing adjustment relates to Shares or other securities of the Trust, such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive.

7.             Rights As a Shareholder.

Optionee shall have none of the rights of a shareholder of the Trust (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered by the Option are fully paid and issued to the Optionee.  Except as provided in Section 17 of the Plan, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.             Payment of Transfer Taxes, Fees and Other Expenses.

The Trust shall pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of Shares acquired pursuant to exercise of the Option, together with any and all other fees and expenses necessarily incurred by the Trust in connection therewith.

9.             Other Restrictions.

The obligation of the Trust to sell or deliver Shares with respect to the Option shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

10.           Taxes and Withholdings.

No later than the date of exercise of the Option, the Optionee shall pay to the Trust or make arrangements satisfactory to the Committee, regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of the Option.  The Trust shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee federal, state and local taxes of any kind required by law to be withheld upon the exercise of the Option.

11.           Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Trust at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 and the Optionee at the address set forth at the end hereof or at such other address as either party may hereafter designate in writing to the other by like notice.

12.           Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Trust.

13.           Conflicts and Interpretation.

In the event of any conflict between this Agreement and the Plan, this Agreement shall control.  In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

14.           Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

15.           Amendment.

This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his hand.

RAMCO-GERSHENSON PROPERTIES TRUST

By:
Name:
Title:

Name:

Address: